Exhibit 10.2

                   SUBSCRIPTION AGREEMENT & INVESTMENT LETTER
                            WIZBANG TECHNOLOGIES INC.


To:  Wizbang  Technologies  Inc.
     Suite  679, 185 - 911 Yates Street
     Victoria,  British  Columbia
     Canada      V8V  4Y9

     The  Undersigned  hereby  subscribes  for:

     400,000 shares of Common Stock ($0.0375 par value) (the "Common Stock") of Wizbang Technologies Inc. (the "Company") at $0.0375 per Share

pursuant to discussions with management of the Company regarding the specific business plans of the Company. The undersigned acknowledges that he fully understands that (i) the Company is a start-up company and is not currently conducting any business but does have specific business plans; (ii) following completion of its current financing, the Company will have approximately 9,600,000 shares of Common Stock issued and outstanding; and (iii) the Shares are being offered pursuant to an exemption from registration under Regulation S promulgated under the Securities Act of 1933, as amended (the "Act"). It is further acknowledged that the Undersigned: (i) is not relying upon any representations other than those specifically made by officers or representatives of the Company and (ii) has had access to the Company's officers and directors for purposes of obtaining any information requested by the Undersigned.

Payment of $15,000.00 as payment in full of the purchase price will be made by the law firm of Ogden Murphy Wallace trust check.

THE UNDERSIGN REPRESENTS THAT HE HAS THE FINANCIAL AND BUSINESS ACUMEN TO PROPERLY EVALUATE THE RISKS AND MERITS OF THIS INVESTMENT.

ASSUMPTION OF RISKS: The undersigned can bear the full economic risk of this investment, including the possible total loss thereof. Further, the undersigned acknowledges that this investment is currently illiquid and may continue as such for an indeterminate period of time.

TRANSFER RESTRICTIONS: This purchase is for investment purposes only, with no present view towards the resale or other subsequent distribution of all or any part of the securities being purchased. The undersigned represents that no resale or transfer shall be attempted other than in full compliance with all of the then applicable federal and or state statutes and rules. It is understood that a transfer restriction notice may be prominently placed upon the Certificates for Shares if such is required in the country in which the subscriber resides.


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                                                                    Exhibit 10.2

If this subscription is rejected by the Company, in whole or in part, for any reason, all funds will be returned, without interest or deduction of any kind, within twelve business days of such rejection.


Printed  Name:      Bolina  Investments  Limited


Signature;          ________________________________________________

Date:               March  3,  2001

Address:            1  Fleet  Place

City:               London           Country:            England  EC4M  7WS

     the  foregoing  Subscription  is  hereby accepted: [x] In Full; [ ] Partial
Allocation: 400,000 shares, for and on behalf of Wizbang Technologies Inc. , on the 6th day of March, 2001.


     By:__________________________
         Mike  Frankenberger,  President


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